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                          CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use of our report dated March 26, 1999, on the financial statements of the InformationTech100-Registered Trademark- Fund series of Advisors Series Trust referred to therein, in the Registration Statement on Form N-14 of Berger Investment Portfolio Trust as about to be filed with the Securities and Exchange Commission on April 16, 1999.




McGLADREY & PULLEN, LLP
April 14, 1999